Exhibit 10(a)
                               SIXTH AMENDMENT TO,
                   AND PARTIAL TERMINATION OF, LEASE AGREEMENT


         THIS SIXTH AMENDMENT TO, AND PARTIAL TERMINATION OF, LEASE AGREEMENT (the "Sixth Amendment"), is entered into as of April 30, 2004, by and between GILLESPIE FIELD PARTNERS, LLC, a California limited liability company ("Landlord") and SPARKS EXHIBITS, LTD., a California corporation ("Tenant"), with reference to the following facts:

         A. Landlord and Tenant are all of the parties to that certain Lease Agreement dated as of June 29, 1998 (the "Lease"), wherein Landlord leased to Tenant certain real property located at 2025 Gillespie Way, El Cajon, California, having located thereon a single industrial building (the "Building") containing approximately 150,159 square feet of space (the "Original Premises").

         B. Subsequent to execution of the Lease, Tenant's business requirements changed and Tenant requested that Landlord assist Tenant in locating tenants to lease portions of the Original Premises. In accordance with Tenant's request, Landlord previously identified (i) G.T.M. Wholesale Liquidators Inc. ("GTM") as a prospective tenant to lease a portion of the Original Premises comprising approximately 40,694 square feet (the "GTM Premises") and Landlord and Tenant previously entered into (A) that certain First Amendment to Lease Agreement and Agreement dated as of October 31, 2003 (the "First Amendment"), whereby Landlord and Tenant agreed to mutually cooperate and undertake to pay for and perform certain obligations with respect to the GTM Premises and (B) that certain Second Amendment to, and Partial Termination of, Lease Agreement dated as of January 1, 2004 (the "Second Amendment"), whereby Landlord and Tenant agreed to partially terminate the Lease with respect to the portion of the Original Premises comprised of the GTM Premises, and (ii) Professional's Choice Sports Medicine Products, Inc. ("Professional's Choice") as a prospective tenant to lease a portion of the Original Premises comprising approximately 37,600 square feet (the "Professional's Choice Premises") and Landlord and Tenant previously entered into that certain Third Amendment to Lease Agreement and Agreement dated as of February 27, 2004 (the "Third Amendment"), whereby Landlord and Tenant agreed to mutually cooperate and undertake to pay for and perform certain obligations with respect to the Professional's Choice Premises.

         C. In addition, Landlord and Tenant entered into that certain Fourth Amendment to, and Agreement to Partially Terminate Lease Agreement, dated as of March 1, 2004 (the "Fourth Amendment"), whereby Landlord agreed to grant Tenant an option to partially terminate the Lease further with respect to a portion of the Original Premises comprising approximately 25,000 square feet and designated the "Additional Premises" in the Fourth Amendment, subject to the performance of certain obligations and undertakings set forth in the Fourth Amendment.

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Subsequent to entering into the Fourth Amendment, Landlord and Tenant entered into that certain Fifth Amendment to, and Partial Termination of, Lease Agreement, dated as of April 1, 2004 (the "Fifth Amendment"), whereby Landlord and Tenant agreed to partially terminate the Lease with respect to the portion of the Original Premises comprised of the Professional's Choice Premises.

         D. Upon the fulfillment and satisfaction of certain terms, provisions and conditions set forth in the Fourth Amendment, Landlord and Tenant agreed to mutually terminate the Lease with respect only to the portion of the Original Premises which is comprised of the Additional Premises (as defined in the Fourth Amendment). The terms, provisions and conditions set forth in the Fourth Amendment have been fulfilled and satisfied and, accordingly, Landlord and Tenant desire to memorialize the partial termination of the Lease with respect to the Additional Premises (as defined in the Fourth Amendment) and to otherwise amend certain terms and provisions of the Lease affected by such partial termination.

         NOW, THEREFORE, in consideration of the mutual covenants, agreements and undertakings contained in this Sixth Amendment and the exchange of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. Unless defined in this Sixth Amendment, or except as otherwise expressly provided in this Sixth Amendment, capitalized terms utilized in this Sixth Amendment shall have the meanings ascribed to such terms in the Lease.

         2. Mutual Partial Termination of the Lease; Effective Date. Pursuant to, and in accordance with, Section 2 of the Fourth Amendment ("Section 2"), Landlord and Tenant hereby agree and acknowledge that (i) all terms, provisions and conditions of Section 2 which were required to be fulfilled and satisfied in order for the Lease to be partially terminated have been fulfilled and satisfied, (ii) effective as of April 30, 2004 (the "Effective Date"), the Lease is partially terminated with respect only to the portion of the Original Premises which is comprised of the Additional Premises, as defined in the Fourth Amendment (the "Partial Termination"), (iii) this Sixth Amendment is intended by Landlord and Tenant to constitute the "mutually acceptable written instrument" referred to in Section 2 of the Fourth Amendment, which Section 2 contemplates is to be entered into by Landlord and Tenant partially terminating and amending the Lease and (iv) the Lease is amended and modified in accordance with the terms and provisions of this Sixth Amendment. Notwithstanding Landlord's agreement with Tenant to partially terminate the Lease as of the Effective Date, as aforesaid, Tenant shall remain obligated and liable with respect to Tenant's prior agreement(s) to pay to Landlord sums which Tenant has agreed to pay pursuant to the terms and provisions of prior amendments to the Lease which have not, as of the Effective Date, been paid, until such time as Tenant shall have fully discharged and satisfied said obligations.

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         3. Specific Amendments to the Lease. Effective as of the Effective
Date, the Lease is hereby amended only in the following specific respects:

                  3.1 Definition of Premises. The definition of the "Premises", for all purposes of the Lease, shall refer to, and be deemed to refer to, the Original Premises reduced by the portion of the Original Premises which comprises the GTM Premises, the Professional's Choice Premises and the Additional Premises (as defined in the Fourth Amendment), consisting of approximately 46,865 square feet, depicted in the amended Exhibit A attached to this Sixth Amendment, which Exhibit A amends, supersedes and replaces in its entirety, original Exhibit A to the Lease.

                  3.2 Parking. The requirement, in Section 1.1 of the Lease, that the Premises contain not less than 200 parking spaces is hereby amended to provide that the Premises shall contain not less than 62 parking spaces.

                  3.3 Base Monthly Rental. Base Monthly Rental, as provided in
Section 3.1 of the Lease, shall be the sum of $22,495.10 per month, and, in accordance with Section 3.3 of the Lease, shall remain fixed throughout the balance of the initial term of the Lease as set forth in Section 2.1 of the Lease.

                  3.4 Share of Common Area Maintenance Expenses and Other Charges. The second sentence of Section 11.2 of the Lease shall be amended in its entirety, to provide: "Tenant shall pay to Landlord in the manner set forth in Section 11.3 of the Lease, Tenant's prorata share of expenses in connection with the maintenance of common areas, which shall be equal to that proportion which the gross floor area of the Premises bears to the gross floor area in the Building (i.e., 31.21%), plus any additional costs arising from special requirements created by Tenant's use of the Premises".

         4. Amendment; Confirmation; Interpretation. To the extent, but only to the extent, necessary to give effect to the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and this Sixth Amendment, the Lease is deemed amended and modified. Except to the limited extent amended and modified hereby, the Lease is ratified and confirmed in all respects and remains extant and in full force and effect.

         5.       General Provisions.

                  5.1 Further Assurances. Each party hereto agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to effectuate the provisions of this Sixth Amendment.

                  5.2 Counterparts; Fax Signatures. This Sixth Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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Facsimile signatures shall have the same force and effect as original signatures.

                  5.3 Severability. If any provisions, or portions thereof, of this Sixth Amendment or the application thereof are held to be unenforceable or invalid by any court of competent jurisdiction, the remainder of this Sixth Amendment shall not be affected thereby and to this end only the provisions of this Sixth Amendment are declared severable.

                  5.4 Successors and Assigns. Subject to the provisions of
Section 5.10 of this Sixth Amendment, all terms of this Sixth Amendment shall be binding on and shall inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns.

                  5.5 Governing Law; Venue. This Sixth Amendment shall be governed by, construed and enforced in accordance with the laws of the State of California and is to be performed in San Diego County, California and any action or other proceeding brought to enforce or interpret this Sixth Amendment shall be brought in San Diego County, California.

                  5.6 Waiver. No waiver of any of the provisions of this Sixth Amendment shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No failure to enforce any right or provision hereunder shall preclude or affect the later enforcement of such right or provision. No waiver shall be binding unless executed by the party making the waiver.

                  5.7 Time. Time is of the essence with respect to the performance by each party of its rights and obligations hereunder.

                  5.8 Attorneys' Fees. In the event any attorney is employed by either party to this Sixth Amendment with regard to any legal action, arbitration or other proceeding brought by either party for the enforcement or interpretation of this Sixth Amendment, or because of any alleged dispute, breach, default, or misrepresentation involving any provisions of this Sixth Amendment, the party prevailing in any such proceeding shall be entitled to recover reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

                  5.9 No Joint Venture. The parties hereto are independent of one another and no joint venture, partnership or other collaborative venture is intended or implied by the provisions of this Sixth Amendment.

                  5.10 Assignment. Neither party may assign this Sixth Amendment nor any of its respective rights, liabilities and obligations under this Sixth

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Amendment without the prior written consent of the other party, which may be given or withheld in such party's sole and unreviewable discretion.

                  5.11 Entire Agreement. This Sixth Amendment, together with the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and the Lease, constitutes the entire agreement between the parties pertaining to the subject matter contained in this Sixth Amendment and supersedes all prior and contemporaneous agreements, representations and understandings of the parties with respect thereto. There are no representations, warranties, agreements or understandings, express or implied, written or oral between the parties hereto relating to the subject matter of this Sixth Amendment which are not fully expressed herein, in the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and/or the Lease.

                  5.12 Amendment. No supplement, amendment, modification, discharge or change of this Sixth Amendment shall be binding unless executed in writing by all of the parties.

                  5.13 Authority. If a party to this Sixth Amendment is a corporation or other entity which is not a natural person, each individual executing this Sixth Amendment on behalf of said corporation or other entity represents and warrants that he is duly authorized to execute and deliver this Sixth Amendment on behalf of said corporation or other entity in accordance with a duly adopted resolution of the board of directors of such corporation or the governing authority of such other entity or in accordance with the bylaws of such corporation or governing instrument(s) of such other entity, and that this Sixth Amendment is binding upon such corporation or other entity in accordance with its terms.

         IN WITNESS WHEREOF, the parties have executed this Sixth Amendment as of the date first set forth above.

  Landlord:                                   Tenant:

  GILLESPIE FIELD PARTNERS, LLC               SPARKS EXHIBITS, LTD.,
  a California limited liability company      a California corporation

  By:  /s/__________________________          By:  /s/_________________
          [Signature]                                 [Signature]

          __________________________                  ___________________
          [Print Name and Title]                      [Print Name and Title]


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